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                                    EXHIBIT 5

                    OPINION OF MULDOON, MURPHY & FAUCETTE LLP
            AS TO THE LEGALITY OF THE COMMON STOCK REGISTERED HEREBY













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                                  June 3, 1999


Board of Directors
SouthBanc Shares, Inc.
907 N. Main Street
Anderson, South Carolina 29621

      Re: SouthBanc Shares, Inc. 1998 Option Plan, SouthBanc Shares, Inc. Management and Recognition Plan, Perpetual Bank 1997 Stock Option Plan, and the Perpetual Bank 1997 Management and Recognition Plan Registration Statement on Form S-8 for Offer and Sale of 521,228 Shares of Common Stock

Ladies and Gentlemen:

      We have been requested by SouthBanc Shares, Inc. (the "Company") to issue a legal opinion in connection with the registration under the Securities Act of 1933 on Form S-8 of 521,228 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), that may be issued under the SouthBanc Shares, Inc. 1998 Stock Option Plan, SouthBanc Shares, Inc. Management and Recognition Plan, Perpetual Bank 1997 Stock Option Plan and the Perpetual Bank 1997 Management and Recognition Plan.

      We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures,
(ii) the authenticity of all documents submitted to us as originals, (iii) the conformity of the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary.

      Based on the foregoing and limited in all respects to Delaware law, it is our opinion that the Shares reserved under the Plan have been duly authorized and upon payment for and issuance of the Shares in the manner described in the Plan, will be legally issued, fully paid and nonassessable.

      The following provisions of the Certificate of Incorporation may not be given effect by a court applying Delaware law, but in our opinion the failure to give effect to such provisions will not affect the duly authorized, validly issued, fully paid and nonassessable status of the Common Stock:

      (a) Subsections C.3 and C.6 of Article VII which grant the Board the authority to construe and apply the provisions of that Article and subsection C.4 of Article VII, to the extent that subsection obligates any person to provide the Board the information such subsection authorizes the Board to demand, in each case to the extent, if any, that a court applying Delaware law were to impose equitable limitations upon such authority; and

      (b)   Article XV which  authorizes the Board to consider the effect of any
            offer  to  acquire   the  Company  on   constituencies   other  than
            stockholders in evaluating any such offer.



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Board of Directors
June 3, 1999
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      This opinion is rendered to you solely for your benefit in connection with the issuance of the Shares as described above. This opinion may not be relied upon by any other person or for any other purpose, and it should not be quoted in whole or in part or otherwise referred to or be furnished to any governmental agency (other than the Securities and Exchange Commission in connection with the aforementioned registration statement on Form S-8 in which this opinion is contained) or any other person or entity without the prior written consent of this firm.

      We note that, although certain portions of the registration statement on Form S-8 (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including without limitation the financial statements or schedules or the other financial information or data included therein.

      We hereby consent to the filing of this opinion as an exhibit to, and the reference to this firm in, the Company's registration statement on Form S-8.

                                          Very truly yours,

                                          /s/ Muldoon, Murphy & Faucette LLP

                                          MULDOON, MURPHY & FAUCETTE LLP